EXHIBIT 23.2
                                                                   ------------



                       WILLIAM M. COBB & ASSOCIATES, INC.
                        Worldwide Petroleum Consultants

12770 Coit Road, Suite 907                                       (972) 385-0354
Dallas, Texas                                               Fax: (972) 788-5165
                                                      E-Mail: office@wmcobb.com


                                 March 29, 2007


Nexen Inc.
801 7th Avenue SW
Calgary, Alberta T2P 3P7
Canada


Attention:        Reserves Review Committee of the
                  Board of Directors of Nexen Inc.


Gentlemen:

We hereby consent to references to our firm relating to the evaluation and/or audit of certain oil and gas properties of Nexen Inc. (the "Company") contained in the section entitled "Basis of Reserves Estimates" within "Reserves, Production and Related Information" as set out in Part I, Items 1 & 2 Business and Properties of the Company's Annual Report on Form 10-K/A Amendment No. 1 for the year ended December 31, 2006.


                                        Sincerely,
                                        WILLIAM M. COBB & ASSOCIATES, INC.


                                        /s/ Frank J. Marek, P.E.
                                        ------------------------------
                                        Frank J. Marek, P.E.
                                        Senior Vice President



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